***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit.

***

Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Support Agreement”) is dated as of August 30, 2024, by and among the Persons set forth on Schedule I attached hereto (each, a “Sponsor” and, together, the “Sponsors”), Denali Capital Acquisition Corp., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing) (“Parent”), and Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of the Parent Ordinary Shares and the Parent Warrants, in each case, set forth next to each such Person’s name on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Support Agreement, Parent, Denali Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), dated as of the date hereof;

WHEREAS, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the DGCL, following the Domestication, Merger Sub will merge with and into the Company (the “Merger”), and the Company will continue as the surviving company in the Merger; and

WHEREAS, in order to induce the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, each Sponsor is executing and delivering this Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. Each Sponsor hereby acknowledges that it has read the Merger Agreement and this Support Agreement and has had the opportunity to consult with its tax and legal advisors. Each Sponsor agrees not to, directly or indirectly, take any action, or authorize or knowingly permit any of its Affiliates or representatives to take any action on its behalf, that would be a breach of Sections 7.3 (Alternative Transactions) or 10.5 (Publicity) of the Merger Agreement if such action were taken by Parent.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Article IX thereof (the earlier of clauses (a) and (b), the “Expiration Time”), each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Parent Ordinary Shares, Parent Warrants or any other shares of capital stock or warrants of Parent that such Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) to which such Sponsor has voting rights (collectively, “Subject Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

Section 1.3 New Securities. In the event that, including as a result of the Domestication, (a) any Parent Ordinary Shares, Parent Warrants, or other equity securities of Parent are issued to a Sponsor after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Parent Ordinary Shares or Parent Warrants of, on or affecting the Parent Ordinary Shares or Parent Warrants owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any Parent Ordinary Shares, Parent Warrants or other equity securities of Parent after the date of this Support Agreement, or (c) a Sponsor acquires the right to vote or share in the voting of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement (such Parent Ordinary Shares, Parent Warrants or other equity securities of Parent, collectively the “New Securities”), then such New Securities acquired or purchased by such Sponsor shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Parent Ordinary Shares or Parent Warrants owned by such Sponsor as of the date hereof.

Section 1.4 Support Agreements.

(a) At any meeting of the shareholders of Parent, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, each Sponsor shall (i) appear at each such meeting or otherwise cause all of its Parent Ordinary Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Securities:

(i) in favor of the Parent Shareholder Approval Matters and in favor of any proposal in respect of an Extension Amendment;

(ii) against (or otherwise withhold written consent of, as applicable) any Business Combination or any proposal relating to a Business Combination (in each case, other than as contemplated by the Merger Agreement);

(iii) against (or otherwise withhold written consent of, as applicable) any merger agreement or merger, consolidation, combination, sale of substantial assets,

reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent (other than the Merger Agreement and the transactions contemplated thereby);

(iv) against (or otherwise withhold written consent of, as applicable) any change in the business, management or board of directors of Parent (other than in connection with the Merger Agreement and the transactions contemplated thereby); and

(v) against (or otherwise withhold written consent of, as applicable) any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Support Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent or Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent.

Each Sponsor hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing, and shall not deposit any of its Parent Ordinary Shares in a voting trust, grant any proxy or power of attorney with respect to any of its Parent Ordinary Shares or subject any of its Parent Ordinary Shares to any arrangement or agreement with respect to the voting of such Parent Ordinary Shares unless specifically requested to do so by the Company and Parent in writing in connection with the Merger Agreement, the Additional Agreements or the transactions contemplated thereby.

(b) Each Sponsor shall comply with, and fully perform, all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of April 6, 2022, by and among the Sponsors and Parent (the “Sponsor Letter”).

(c) Each Sponsor agrees that, if Parent seeks shareholder approval of the transactions contemplated by the Merger Agreement or any Additional Agreements, such Sponsor shall not redeem any Subject Securities owned by it in conjunction with such shareholder approval or the transactions contemplated thereby.

(d) During the period commencing on the date hereof and ending on the Expiration Time, each Sponsor shall not modify or amend any Contract between or among such Sponsor or any Affiliate of such Sponsor (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand, except for the amendment of the Investment Management Trust Agreement as contemplated by the Merger Agreement.

Section 1.5 No Actions. Each Sponsor hereby agrees not to commence or participate in any claim, derivative or otherwise, against the Company, Parent or any of their respective Affiliates (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or (b) alleging a breach of any fiduciary duty of the board of directors of Parent in connection with this Support Agreement, the Parent Shareholder Approval Matters, the Merger Agreement or the transactions contemplated thereby.

Section 1.6 Permitted Disclosure. Each Sponsor hereby authorizes each of Parent, the Company and their respective Subsidiaries to publish and disclose, in any announcement, filing or disclosure required to be made by any Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC, such Sponsor’s identity and ownership of equity securities of Parent and such Sponsor’s obligations under this Support Agreement.

Section 1.7 Anti-Dilution Waiver. Each Sponsor hereby agrees that such Sponsor shall waive, and hereby does waive, any and all anti-dilution or similar rights (if any) that may otherwise be available under applicable Law, Parent’s Organizational Documents or pursuant to any Contract between or among such Sponsor or any Affiliate of such Sponsor (other than Parent or any of its Subsidiaries), on the one hand, and Parent or any of Parent’s Subsidiaries, on the other hand, with respect to the transactions contemplated by the Merger Agreement and that it shall not take any action in furtherance of exercising any such rights.

Section 1.8 Stop Orders. Parent hereby agrees to (a) place a revocable stop order on each Sponsor’s Parent Ordinary Shares, including those which may be covered by a registration statement, and (b) notify Parent’s transfer agent in writing of such stop order and the restrictions on such Parent Ordinary Shares and direct Parent’s transfer agent not to process any attempts by the Sponsor to transfer any Parent Ordinary Shares; for the avoidance of doubt, the obligations of Parent under this Section 1.8 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on such Sponsor’s Parent Ordinary Shares.

Section 1.9 Standstill Obligations of the Sponsors. Each Sponsor covenants and agrees with the Company that, during the period commencing on the date hereof and ending on the Expiration Time:

(a) Such Sponsor shall not act in concert with any person to, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any Subject Securities in connection with any vote or other action with respect to a business combination transaction, other than to recommend that shareholders of Parent vote in favor of (i) adoption of the Merger Agreement and approval of the transactions contemplated hereby or thereby (and any actions required in furtherance thereof), (ii) approval of each of the other proposals set forth in the Registration Statement, and (iii) any actions required in furtherance thereof and otherwise as expressly provided by Article I of this Support Agreement.

(b) Such Sponsor shall not act in concert with any person to, deposit any of the Subject Securities in a voting trust or subject any of the Subject Securities to any arrangement or agreement with any person with respect to the voting of the Subject Securities, except as provided by Article I of this Support Agreement.

Section 1.10 No Inconsistent Agreement. Each Sponsor hereby agrees and represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Party’s obligations hereunder.

Section 1.11 Further Assurances. Each Sponsor shall execute and deliver such documents and take such action necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein and herein.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to Parent and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a) Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Support Agreement and to perform his or her obligations hereunder. This Support Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If this Support Agreement is being executed in a representative or fiduciary capacity, the Person signing this Support Agreement has full power and authority to enter into this Support Agreement on behalf of the applicable Sponsor.

(b) Ownership. Such Sponsor is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of such Sponsor’s Parent Ordinary Shares and Parent Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Parent Ordinary Shares and Parent Warrants (other than transfer restrictions under the Securities Act)) affecting any such Parent Ordinary Shares or Parent Warrants, other than Liens pursuant to (i) this Support Agreement, (ii) Parent’s and Sponsor’s Organizational Documents, (iii) the Merger Agreement, (iv) the agreements entered into by Sponsor with Parent in connection with Parent’s initial public offering or (v) any applicable securities Laws. Such Sponsor’s Parent Ordinary Shares and Parent Warrants are the only equity securities in Parent owned of record or beneficially by such Sponsor on the date of this Support Agreement, and none of such Sponsor’s Parent Ordinary Shares or Parent Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Parent Ordinary Shares or Parent Warrants, except as provided hereunder and pursuant to the Sponsor Letter. Other than the Parent Warrants and the Parent Ordinary Shares, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c) No Conflicts. The execution and delivery of this Support Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the Organizational Documents of such Sponsor or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Sponsor or such Sponsor’s Parent Ordinary Shares or Parent Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of his, her or its obligations under this Support Agreement.

(d) Litigation. There are no Proceedings pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Support Agreement. Sponsor has not instigated an action regarding the transactions contemplated in the Merger Agreement.

(e) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Sponsor, for which Parent or any of its Affiliates may become liable.

(f) Affiliate Arrangements. Neither such Sponsor nor, to the knowledge of such Sponsor, any Person related by blood, marriage or adoption to such Sponsor or any Person in which such Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or more is party to, or has any rights with respect to or arising from, any Contract with Parent or its Subsidiaries.

(g) Acknowledgment. Such Sponsor understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Sponsor’s execution and delivery of this Support Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Support Agreement and all of its provisions shall automatically terminate, without any further action of any of the parties, and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of the Sponsors, Parent and the Company. Upon such termination of this Support Agreement, all obligations of the parties under this Support Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Support Agreement prior to such termination. This Article III shall survive the termination of this Support Agreement.

Section 3.2 Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement cannot be amended, except by a writing signed by each of the parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

Section 3.3 Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Sponsor, Parent and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

Section 3.4 Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Support Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures (each of which may be an electronic signature, including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or comparable Law e.g., www.docusign.com or www.HelloSign.com) of all other parties.

Section 3.5 Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable

Section 3.6 Governing Law; Jurisdiction; Waiver of Jury Trial; Exemplary Damages. Sections 10.15, 10.16 and 10.17 of the Merger Agreement are incorporated by reference herein, mutatis mutandis, to apply with full force to any disputes arising under this Support Agreement.

Section 3.7 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.1 of the Merger Agreement to the applicable party, with respect to the Company and Parent, at the address set forth in Section 10.1 of the Merger Agreement, and, with respect to each Sponsor, at its address set forth on Schedule 1.

Section 3.8 Adjustment for Stock Split. If, and as often as, there are any changes in the Subject Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Sponsor, Parent and the Company and the Subject Securities as so changed.

Section 3.9 Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

Section 3.10 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement to post security or a bond as prerequisite to obtaining equitable relief.

Section 3.11 Representation. Each of the parties to this Support Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Support Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the Sponsors, Parent and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

Denali Capital Global Investments LLC

By:	/s/ Peter Xu
Name: Peter Xu
Title: Manager

/s/ Huifeng Chang
Huifeng Chang

/s/ Lei Huang
Lei Huang

/s/ Jim Mao
Jim Mao

/s/ You Sun
You Sun

/s/ Kevin Vassily
Kevin Vassily

PARENT:

Denali Capital Acquisition Corp.

By:	/s/ Lei Huang
Name: Lei Huang
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

Semnur Pharmaceuticals, Inc.

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

	Address	Shares	Warrants
Denali Capital Global Investments LLC	437 Madison Avenue, 27th Floor New York, NY 10022 United States	2,442,500	510,000

Huifeng Chang	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	20,000	—

Lei Huang	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	50,000	—

Jim Mao	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	20,000	—

You Sun	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	20,000	—

Kevin Vassily	437 Madison Avenue, 27th Floor New York, NY 10022 United States [***]	20,000	—